SHEA & CARLYON, LTD.
Candace C. Carlyon, Esq. (Nv. Bar No. 002666)
233 S. 4th Street, No. 200
Las Vegas, NV 89101
(702) 471-7432 telephone
(702) 471-7435 telefax
carlyonltd@aol.com email

WHITE & CASE LLP
Howard S. Beltzer, Esq. (HSB-5721)
1155 Avenue of the Americas
New York, NY 10036
(212) 819-8200 telephone
(212) 354-8113 telefax
hbeltzer@whitecase.com email

Counsel for the Lenders


                         UNITED STATES BANKRUPTCY COURT


                               DISTRICT OF NEVADA


In re                                   )    Case No. BK-S-00-18878RCJ
                                        )    Chapter 11
                                        )    Jointly Administered With
                                        )    Case No. BK-S-00-18879RCJ
THE RESORT AT SUMMERLIN, L.P.,          )    Chapter 11
                                        )    DATE: November 22, 2000
               Debtor.                  )    TIME: 9:15 a.m.
                                             Final Hearing:
THE RESORT AT SUMMERLIN, INC.                December 5, 2000

               Debtor.                       10:30 a.m.



                    INTERIM ORDER (1) AUTHORIZING (A) POST-
                    PETITION FINANCING PURSUANT TO 11 U.S.C.
                SECTION 364 AND BANKRUPTCY RULE 4001(c); (B) USE
                    OF CASH COLLATERAL PURSUANT TO 11 U.S.C.
              SECTION 363 AND BANKRUPTCY RULES 4001(b)AND (d); AND
                   (C) GRANT OF ADEQUATE PROTECTION PURSUANT
             TO 11 U.S.C. SECTIONS 361 AND 363 AND (II) SCHEDULING
                    A FINAL HEARING, IF NECESSARY, PURSUANT
                      TO BANKRUPTCY RULES 4001(c) AND (d)

     Upon the motion (the "Motion") dated November 21, 2000 of The Resort at Summerlin, Inc. and The Resort at Summerlin, Limited Partnership, debtors and debtors-in-possession (collectively, the "Debtors"): (a) for the authorization pursuant to Sections 364(c)(1), (2) and (3) and 364(d)(1) of title 11 of the United States Code (the "Bankruptcy Code"), and Rules 4001(c) and (d) and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), for the Debtors, inter alia, (i) to obtain post-petition financing (the "Post-Petition Financing", the aggregate principal sum of which, plus interest, costs, fees, expenses and other amounts which may become owing, the "Post-Petition Indebtedness") from the Revolving Lenders(1) from time to time party to that certain Post-Petition Loan Agreement (as defined below), shall not exceed, at any one time outstanding, $20 million (the "DIP Facility"), and for the Debtors to execute and deliver to the Revolving Lenders and Wilmington Trust Company ("Wilmington Trust"), as administrative and collateral agent for the Revolving Lenders (in such capacity, the "Administrative Agent" and together with the Pre-Petition Agents, the "Agents"), that certain credit agreement, dated as of November 21, 2000 with respect to the Post-Petition Financing (as amended, supplemented or otherwise modified from time to time, the "Post-Petition Loan Agreement"); and, if so requested by any Revolving Lender, for either or both of the Debtors to execute a promissory note (a "Note") in favor of such Revolving Lender evidencing the Debtors' obligation to pay the principal of and interest on all Revolving Loans made to the Debtors by such Revolving Lender (the Notes, if any, together with the Post-Petition Loan Agreement and all documents at any time executed in connection therewith, or executed


---------------
(1) Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Post-Petition Loan Agreement (which shall be in substantially


                                                                  (continued...)

and delivered in connection with the Original Credit Agreement and ratified and assumed by the Debtors pursuant to the Post-Petition Loan Agreement, herein collectively referred to as the "Post-Petition Loan Document"), and for each Debtor to be jointly and severally liable for the payment in full of all Post-Petition Obligations (as defined below) and the Post-Petition Indebtedness; and (ii) to grant to the Administrative Agent, for its own benefit and the benefit of the Revolving Lenders, as security for the Post-Petition Obligations, security interests, liens and superpriority claims pursuant to Sections 364(c) and (d) of the Bankruptcy Code; (b) for authorization pursuant to Section 363(c) of the Bankruptcy Code to use cash collateral securing the Pre-Petition Obligations, including the Pre-Petition Indebtedness (as defined below) under the Original Credit Agreement and all ancillary documents executed in connection therewith (together with the Original Credit Agreement, the "Pre-Petition Credit Documents"): and to provide adequate protection pursuant to Sections 361 and 363 of the Bankruptcy Code to the Pre-Petition Lenders and the Pre-Petition Agents in respect of their interests in the Pre-Petition Collateral (as defined below), for, inter alia, any diminution in the value of the Pre-Petition Lenders' and the Pre-Petition Agents' interest in the Pre-Petition Collateral and any use by the Debtors of the Cash Collateral (as defined below); (c) in accordance with Bankruptcy Rule 4001(c)(2), requesting that this Court schedule a hearing (the "Interim Hearing") to consider entry of this order (the "Order") authorizing the Debtors, on an interim basis, (i) to borrow from the Revolving Lenders up to $5 million at any one time outstanding upon the terms and conditions set forth in the Post-Petition Loan Documents and this Order pending the Final Hearing referred to below, and (ii) to use the Cash Collateral upon the terms and conditions set


_______________________
(... continued)

  the form attached hereto as Exhibit "A").

forth on this Order pending the Final Hearing referred to below; and (d) in accordance with Bankruptcy Rule 4001(c)(2) and (d)(3) requesting that this Court schedule a hearing (the "Final Hearing") to consider entry of a final order (the "Final Order") authorizing inter alia, the use of the Cash Collateral and the Post-Petition Financing through and including July 31, 2001, and the Court having considered the Motion, the Post-Petition Loan Documents and any and all documents and instruments delivered pursuant thereto and in connection therewith; and in accordance with Bankruptcy Rule 4001(c) and (d), due and proper notice of the Motion and the Post-Petition Loan Documents having been provided; and the Interim Hearing having been held; and upon all the pleadings filed with the Court and all of the proceedings held before the Court; and the Court having noted the appearances of all parties in interest in the record of the Court; and objections, if any, to the relief requested in the Motion having been withdrawn, resolved or overruled by the Court; and after due deliberation and consideration and good and sufficient cause appearing therefor,

     IT IS HEREBY FOUND that:

     A. On November 21, 2000 (the "Petition Date:), each Debtor filed a voluntary petition for relief with this Court under Chapter 11 of the Bankruptcy Code (Cases Nos. 00-18878RCJ and 00-18878RCJ (the "Chapter 11 Cases"). The Debtors are authorized to continue to operate their respective businesses and to manage their respective properties as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     B. The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered. No trustee, examiner or creditors' committee has yet been appointed in the Chapter 11 Cases nor has a request for the appointment of a trustee or examiner been made.

     C. This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. Sections 157(b) and 1334. Consideration of this Order constitutes a core proceeding as defined in 28 U.S.C. Section 157(b)(2). The statutory predicates for the relief requested herein are Sections 105, 361, 362, 363 and 364 of the Bankruptcy Code and Bankruptcy Rules 4001(b), (c) and (d). Venue of the Chapter 11 Cases in this District is proper pursuant to 28 U.S.C. Sections 1408 and 1409.

     D. Upon entry of the Final Order, each Debtor admits that, prior to the Petition Date and pursuant to the Original Credit Agreement and the Original Credit Documents (together, the "Pre-Petition Credit Documents"), the Pre-Petition Lenders made loans and advances to the Debtors (the "Pre-Petition Loans") secured by first-priority security interests and liens on substantially all of the Debtors' then existing and after-acquired assets (the "Pre-Petition Collateral").

     E. Upon entry of the Final Order, the Debtors admit that, as of the Petition Date, they were in default under the Original Credit Agreement and were indebted to the Pre-Petition Lenders and SCA under the Original Credit Agreement in the aggregate principal sum of not less than $95,000,000, plus interest, costs, fees and expenses, along with other amounts which may become owing on account of events or occurrences after the Petition Date (collectively, the "Pre-Petition Indebtedness"). Upon entry of the Final Order, each Debtor (a) admits, after due inquiry, the legality, validity and enforceability of the Pre-Petition Indebtedness owing to each Pre-Petition Lender as shown on the books and records of such Pre-Petition Lender and/or the Pre-Petition Agents, and (b) admits, after due inquiry, that the security interests and liens held by the Pre-Petition Lenders and the Pre-Petition Agents in and upon the Pre-Petition Collateral (the "Pre-Petition Security Interests") are duly perfected, legal, valid, binding and enforceable first-priority liens and security interests on the Pre-Petition Collateral, not subject to avoidance, defense, objection, action, counterclaim, setoff or subordination under the Bankruptcy Code or applicable non-bankruptcy law, except (i), pending entry of the Final Order (as discussed in paragraph 9 below), such liens and security interests are junior and subordinate to any pre-existing validly perfected and unavoidable liens and security interests that were senior to the Pre-Petition Security Interests as of the Petition Date and that are not subject to subordination on any grounds in the Chapter 11 Cases (the "Senior Liens").

     F. Upon entry of the Final Order, each Debtor further admits, after due inquiry, that the Pre-Petition Collateral includes, without limitation, certain cash and all negotiable instruments, documents of title, securities, deposit accounts or other cash equivalents, whenever acquired, in which such Debtor has an interests, as well as all proceeds of the Pre-Petition Collateral, whether existing before or after the commencement of the Chapter 11 Cases, which items constitute the Pre-Petition Agents' and the Pre-Petition Lenders' cash collateral within the meaning of Section 363(a) of the Bankruptcy Code (the "Cash Collateral"), provided however, that the Debtors, the Pre-Petition Agents and the Pre-Petition Lenders agree that Cash Collateral does not include any cash contained, as of the Petition Date, in the Interest Escrow Account (as defined in the Interest Escrow Agreement, dated as of December 30, 1997, among the Debtors and First Security Trust Company of Nevada, as agent for the Pre-Petition Lenders) or any cash transferred therefrom to the Administrative Agent, which funds in any case do not constitute property of the Debtors or their estates and which funds may be applied to the Pre-Petition Obligations and/or the Pre-Petition Indebtedness, and the Debtors consent to modification of the automatic stay of Section 362 of the Bankruptcy Code, to the extent applicable, in connection therewith. The Pre-Petition Agents and the Pre-Petition Lenders are entitled, pursuant to Sections 361 and 363 of the Bankruptcy Code, to adequate protection of their interest in the Pre-Petition Collateral, including the Cash Collateral, for and to the extent of inter alia, any diminution in value of the Pre-Petition Collateral, including without limitation, resulting from the use of the Cash Collateral, the use, sale or lease of the Pre-Petition Collateral (other than the Cash Collateral), the imposition of the automatic stay, the SCRE DIP Liens and the Post-Petition Financing Liens (as defined below).

     G. Each Debtor further admits that pursuant to the terms of the Third Amendment to the Original Credit Agreement and the terms of the Guarantor Note, SCA purchased from the Pre-Petition Lenders, term loans in the aggregate principal amount of $5,000,000 plus accrued interest which are subordinated to the Obligation, and no payment may be made by the Debtors on any such indebtedness so long as any Obligations remain outstanding.

     H. Good cause has been shown for entry of this Order. The relief requested herein is necessary, essential and appropriate for the continued survival and operation of the Debtors' business, absent which the Debtors' ability to maximize the value of their estates for the benefit of their creditors will be irreparably jeopardized. The Debtors do not have sufficient available sources of working capital and financing to carry on the operation of their business without the Post-Petition Financing, even after giving effect to the proposed use of the Cash Collateral. The Debtors' need for the Post-Petition Financing and the use of the Cash Collateral is immediate. In the absence of the Post-Petition Financing and the proposed use of the Cash Collateral, the continued operation of the Debtors' business will not be possible, and serious and irreparable harm to the Debtors, their estates and creditors would occur. Entry of this Order will minimize disruption of the Debtors' business and operation and will permit the Debtors to meet payroll and other operating expenses. Approval of this Order is therefore in the best interests of the Debtors, their estates and creditors.

     I. The Debtors have been unable to obtain unsecured credit allowable under Bankruptcy Code Section 503(b)(1) as an administrative expense. Financing on a post-petition basis is not otherwise available without the Debtors granting to the Administrative Agent for its own benefit and the benefit of the Revolving Lenders, as herein provided, (i) pursuant to Sections 361, 363, 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code, liens and security interests on all property of the Debtors' estates, subject only to the SCRE DIP Liens in the assets securing the SCRE DIP Loan, and (ii) pursuant to Sections 361, 363 and 364(c)(1) of the Bankruptcy Code, claims having a priority over any and all administrative expenses of the kinds specified in or incurred pursuant to Sections 105, 326, 328, 330, 331, 503(b), 506(c) 507(a), 507(b),
546(c) and 726 of the Bankruptcy Code, subject only to the Carve-Out.

     J. The Pre-Petition Collateral securing the Pre-Petition Indebtedness constitutes substantially all of the Debtors' assets. The Revolving Lenders will not provide financing and the Pre-Petition Lenders will not permit the use of the Cash Collateral, respectively, absent the approval of the terms and conditions set forth herein and in the Post-Petition Loan Documents, and the relief hereinafter ordered is necessary to avoid immediate and irreparable harm to the Debtors, their estates and creditors pending the Final Hearing.

     K. Notice of the hearing to consider this Order (the "Preliminary Hearing") and the terms hereof has been given to (i) the Office of the United States Trustee for the District of Nevada; (ii) counsel to the Agents; (iii) counsel to the Lenders; (iv) counsel to the holders of the Debtors' unsecured Senior Subordinated PIK Notes due 2007 (the "Sub Debt"); (v) to the extent practicable, the holders of other potentially secured claims, (vi) to the extent possible, the entities listed on each Debtor's list of its twenty (20) largest non-insider unsecured creditors; (vii) counsel to SCA, and (viii) counsel to SCRE. In view of the urgency of the relief requested, such notice constitutes sufficient and appropriate notice of the Interim Hearing and no further notice need be given.

     L. The Post-Petition Financing and the proposed use of the Cash Collateral has been negotiated in good faith and at arms' length between the Debtors, the Lenders and the Agents with all parties represented by counsel, and any credit extended and loans made to the Debtors pursuant to the Post-Petition Loan Documents and/or this Order shall be deemed to have been extended or made, as the case may be, in good faith as required by, and within the meaning of, Section 364(e) of the Bankruptcy Code, and the liens and priorities granted to the Lenders and the Agents pursuant to this Order and the Post-Petition Loan Documents shall be entitled to the protections of Section 364(e) of the Bankruptcy Code.

     M. The terms of the Post-Petition Financing and the proposed use of the Cash Collateral, as modified herein, are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

     N. The Debtors have requested immediate entry of this Order pursuant to Bankruptcy Rule 4001(b)(2). The permission granted herein to enter into the Post-Petition Loan Documents and obtain funds thereunder and use the Cash Collateral is necessary to avoid immediate and irreparable harm to the Debtors. This Court concludes that entry of this Order is in the best interests of the Debtors' respective estates and creditors, as its implementation will, among other things, permit the Debtors to maintain the operation of their business, preserve the value of the Debtors' estates and enhance the Debtors' prospects for a successful reorganization.

     O. Based upon the foregoing findings and conclusions, and upon the record made by the Debtors at the Interim Hearing, and any objections to this Order having been withdrawn, resolved or overruled, and good and sufficient cause appearing therefor.

     IT IS HEREBY ORDERED that:

                                 Authorization

     1. Except as modified herein, the Motion is granted in all respects and the Post-Petition Loan Documents are hereby approved in all respects. However, notwithstanding any provision of the Post-Petition Loan Documents, provisions of the Post-Petition Loan Documents which have the effect of (1) vacating the automatic stay without notice; (2) waiving claims or defenses with regard to the Pre-Petition Loans; or (3) providing the Pre-Petition Lenders or the Pre-Petition Agents the right to exercise remedies upon a Termination Event shall be effective only upon entry of the Final Order.

     2. The Debtors shall promptly execute and deliver the Post-Petition Loan Agreement and the other Post-Petition Loan Documents and, if so requested by any Revolving Lender, the Note payable to the order of such Revolving Lender, and each Debtor shall promptly execute and deliver each other Post-Petition Loan Document to which it is a party or otherwise to be executed by it in connection therewith. The Debtors shall upon execution and delivery of the Post-Petition Loan Documents immediately comply with their terms. All loans made by the Revolving Lenders under the Post-Petition Loan Agreement or this Order (the "Post-Petition Loans", and together with all loans and advances made by the Pre-Petition Lenders under the Original Credit Agreement (the "Pre-Petition Loans"), the "Loans") and interest thereon, together with all other indebtedness, obligations and liabilities of the Debtors to the Administrative Agent and the Revolving Lenders under the Post-Petition Loan Documents and this Order in respect of the Post-Petition Loans, are hereinafter referred to as the "Post-Petition Obligations", and together with the pre-petition Obligations, the "Obligations". The terms of the Post-Petition Loan Documents are incorporated herein by reference.

     3. The Debtors are expressly authorized to use the Cash Collateral on the terms and subject to the conditions set forth herein and in the Post-Petition Loan Documents, and to request Post-petition Loans from the Revolving Lenders on an interim basis not exceeding $5 million at any one time outstanding, and, if its Order becomes a Final Order, on a final basis, not exceeding $20 million at any one time outstanding, on the terms and subject to the conditions set forth in the Post-Petition Loan Agreement and this Order. Notwithstanding any termination of the Debtors' authority to use the Post-Petition Loan Documents and/or hereof, all liens, security interests, priorities, rights and remedies provided to the Agents and/or the Lenders in this order shall survive such termination and remain in full force and effect with respect to any Obligations, the Pre-Petition Indebtedness and the Post-Petition Indebtedness and any claims and obligations arising under the Post-Petition Loan Documents and/or this Order, subject to the Carve-Out to the extent applicable.

     4. The Debtors are authorized to use the proceeds of the Post-Petition Loans and the Cash Collateral in the operation of the Debtors' business, provided, that the proposed use of the proceeds of the Post-Petition Loans and the Cash Collateral is consistent with the terms of the Post-Petition Loan Documents and this Order. Notwithstanding anything herein to the contrary, no Post-Petition Loans, no Cash Collateral and no portion of the Carve-Out or the SCRE DIP Loan may be used to investigate, object to or contest in any manner, or otherwise challenge, the validity, perfection, priority or enforceability of the Obligations or the Pre-Petition

Indebtedness or any liens or security interests securing the Obligations or the Pre-Petition Indebtedness or to assert any claims or causes of action against the Agents, or any Lender, or any of their agents, employees, representatives or affiliates. The Debtors' authority to borrow hereunder shall terminate on the 30th day following the Effective Date unless this Order becomes a Final Order or further borrowings thereafter are authorized pursuant to an order of this Court. Notwithstanding any such termination, all liens, security interests, priorities, rights and remedies provided to the Agents and/or the Lenders in this Order and the Post-Petition Loan Documents shall survive such termination and remain in full force and effect with respect to any Obligations outstanding on such termination date, subject to the Carve-Out to the extent applicable. The Post-Petition Indebtedness and all Obligations with respect thereto shall be due and payable in full on the expiration date of this Order unless this Order becomes a Final Order.

             Acknowledgment of Claims, Liens and Security Interests

     5. Conditioned upon entry of the Final Order, this Court finds that the Debtors have acknowledged and agreed for all purposes that as of the Petition
Date: (a) the Pre-Petition Obligations and the Pre-Petition Indebtedness constitute legal, valid, binding and enforceable obligations of the Debtors, (b) the principal amount of the Pre-Petition Obligations and the Pre-Petition Indebtedness due and payable to the Pre-Petition Agents and the Pre-Petition Lenders as of the Petition Date is not less than $90,000,000, being the principal amount due to the Pre-Petition Agents and the Pre-Petition Lenders according to the books and records of the Pre-Petition Agents and/or the Pre-Petition Lenders as of the Petition Date, plus interest, costs, fees and expenses, (c) the liens and security interests of the Pre-Petition Agents and the Pre-Petition Lenders upon the Pre-Petition Collateral are legal, valid, binding, perfected and enforceable, not subject to avoidance, defense, objection, action, counterclaim, setoff or subordination, except to the extent that such liens and security interests are junior and subordinate to (i) pending entry of the Final Order, the Senior Liens, (ii) the Post-Petition Financing Liens (as defined below) and (iii) the SCRE DIP Liens, (d) the Pre-Petition Agents' and each Pre-Petition Lender's pre-petition claims against the Debtors and the estates of the Debtors are allowed and are valid and enforceable, not subject to avoidance, defense, objection, action, counterclaim, setoff or subordination, in the amount of the Pre-Petition Obligations and the Pre-Petition Indebtedness according to the books and records maintained by the Pre-Petition Agents and/or the Pre-Petition Lenders, and the Debtors do not possess, may not assert and have waived any right of investigation, claim, objection, action, counterclaim, set-off or defense of any kind or nature which could in any way affect the validity, priority, enforceability and nonavoidability of the Pre-Petition Obligations and the Pre-Petition Indebtedness or the liens and security interests of the Pre-Petition Agents and/or the Pre-Petition Lenders upon the Pre-Petition Collateral or which would reduce or affect the obligation of the Debtors to pay the Pre-Petition Obligations and the Pre-Petition Indebtedness, and (e) the Debtors hereby release the Pre-Petition Agents, the predecessor Pre-Petition Agent and each Pre-Petition Lender, and the respective agents, employees, representatives and affiliates thereof, from all claims and causes of action of the Debtors arising out of any loan agreement (including the Original Credit Documents) or other relationship with the Debtors prior to the entry of this Order.

                     Pre-Petition Lender Replacement Liens

     6. As adequate protection, for inter alia, the use by the Debtors of the Cash Collateral and the other Pre-Petition Collateral and for the Pre-Petition Lenders' consent to the Carve-Out, the granting of the Post-Petition Financing Liens (as described below), and the granting of the SCRE DIP Liens, the Pre-Petition Agents and the Pre-Petition Lenders are hereby granted (effective upon the date of this Order) legal, valid, binding, enforceable and perfected security interests and liens (the "Pre-Petition Lender Replacement Liens") on the Post-Petition Collateral (as defined below) to the extent of any diminution in the value of the Pre-Petition Collateral (including Cash Collateral) resulting from, inter alia, the imposition of the automatic stay of Section 362 of the Bankruptcy Code and the granting of the Post-Petition Security Interests, and for the use, sale, lease or other disposition of the Pre-Petition Collateral. The Pre-Petition Lender Replacement Liens shall be deemed perfected as of the Petition Date, shall not be subject to or pari passu with any lien or security interest existing as of the Petition Date other than
(i) pending entry of the Final Order, the Senior Liens, (ii) the Post-Petition Financing Liens (as defined below), and (iii) the SCRE DIP Liens to the extent existing on such date, and except as otherwise specifically provided in this Order, shall be valid and enforceable against any trustee appointed in either Chapter 11 Case, or in a subsequent proceeding upon the conversion of either Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code.

                    Pre-Petition Lender Superpriority Claims

     7. In addition to the grants of liens and security interests to the Pre-Petition Agents and the Pre-Petition Lenders herein, to the extent of any diminution in the value of the Pre-Petition Collateral (including Cash Collateral) resulting from, inter alia, the imposition of the automatic stay of
Section 362 of the Bankruptcy Code and the granting of the Post-Petition Security Interests, and for the use, sale, lease or other disposition of the Pre-Petition Collateral, the Pre-Petition Agents and the Pre-Petition Lenders shall have and are hereby granted, effective upon the date of this Order, allowed administrative expense claims pursuant to Section 507(b) of the Bankruptcy Code, with priority in payment over all administrative expense claims and unsecured claims now existing or hereafter arising of any kind or nature whatsoever including, without limitation, administrative expenses of the kinds specified in Sections 326, 328, 330, 331, 503(b), 506(e), 507(a), 507(b), 546(c) and 726 of the
Bankruptcy Code (the "Pre-Petition Lender Superpriority Claims"), subject only to the Carve-Out and the Post-Petition Obligations Superpriority Claims (as defined below). Except as expressly provided herein, or as expressly agreed by the Pre-Petition Lenders, which agreement shall not be implied, no cost or expense of administration under Sections 105, 364(c)(1), 503(b), 506(c), 507(a) or 507(b) of the Bankruptcy Code or otherwise, including those resulting from or subsequent to the conversion of any of the Chapter 11 Cases pursuant to Section 1112 of the Bankruptcy Code, and no priority claims, shall be senior to, or pari passu with, the Pre-Petition Lender Superpriority Claims.

                                    Interest

     8. As additional adequate protection hereunder, the Pre-Petition Agents and the Pre-Petition Lenders shall, pursuant to the terms of the Post-Petition Loan Documents, be entitled to the payment of interest on the amount outstanding as of the Petition Date of each Pre-Petition Loan due and payable under the Pre-Petition Loan Documents on or prior to the Petition Date and unpaid as of such date, which interest may be paid out of the Revolving Loans. Additionally, interest on each Pre-Petition Loan shall continue to accrue subsequent to the Petition Date at the Prime Rate plus 4.75% and shall be payable monthly in arrears at the Prime Rate plus 2.75%. Any portion of such interest accrued but not paid shall itself bear interest at the applicable rate set forth in the Post-Petition Loan Agreement.


                         Post-Petition Financing Liens

     9. As security for the Post-Petition Obligations, the Administrative Agent is hereby granted, for its own benefit and the benefit of the Revolving Lenders, effective upon the date of this Order and without the necessity of the execution by the Debtors, or filing, of security agreements, pledge agreements, mortgages, financing statements or otherwise:

          (i) pursuant to Section 364(c)(2) of the Bankruptcy Code, first-priority liens and security interests on all unencumbered assets of the Debtors (whether heretofore or hereafter acquired), including, without limitation, any property recovered by any Debtor pursuant to any provisions of the Bankruptcy Code and any causes of action thereunder, including inter alia Sections 541, 544, 545, 547, 548, 549, and 550 thereof;

          (ii) pursuant to Section 364(c)(3) of the Bankruptcy Code, junior liens and security interests on all assets currently encumbered by the Senior Liens, junior and subordinate to the liens and security interests of the holders of such Senior Liens, provided, however, that upon entry of the Final Order, pursuant to Section 364(d)(1) of the Bankruptcy Code, such junior liens and security interests will constitute liens and security interests priming the Senior Liens and will be subject only to the SCRE DIP Liens in the assets securing the SCRE DIP Loan; and

          (iii) pursuant to Section 364(d)(1) of the Bankruptcy Code, liens and security interests priming all other security interests on the Pre-Petition Collateral, including but not limited to (i) the Pre-Petition Financing Liens and (ii) subject to the entry of the Final Order, the Senior Liens, subject only to the SCRE DIP Liens in the assets securing the SCRE DIP Liens.

          The liens and security interests provided to the Administrative Agent and the Revolving Lenders in this paragraph are hereinafter collectively referred to as the "Post-Petition Financing Liens", and the collateral securing the Post-Petition Financing Liens is hereinafter referred to as the "Post-Petition Collateral". The Post-Petition Financing Liens shall be deemed perfected as of the Petition Date and shall not be subject to or pari passu with any lien or security interest existing as of the Petition Date other than
(i) pending entry of the Final Order, the Senior Liens and (ii) the SCRE DIP Liens in the assets securing the SCRE DIP Loans. No lien or security interest in the property of the Debtors granted or arising on or after the Petition Date (including, without limitation, liens and security interests, if any, granted in favor of any federal, state, municipal or other governmental unit, commission or board for any liability of the Debtors) shall be created or permitted to be pari passu with, or senior to, the Post-Petition Financing Liens.

                   Post-Petition Lender Superpriority Claims

     10. In accordance with Section 364(c)(1) of the Bankruptcy Code, the Post-Petition Obligations shall constitute administrative claims (the "Post-Petition Obligations Superpriority Claims") having priority over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including but not limited to, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c) and 726 of the
Bankruptcy Code, subject only to the Carve-Out. Except for the Carve-Out, no costs or expenses of administration under Sections 105, 364(c)(1), 503(b), 506(c), 507(b), or otherwise which have or may be incurred in the Chapter 11 Cases or in subsequent cases under Chapter 7 of the Bankruptcy Code as a result of conversion thereof pursuant to the Bankruptcy Code, and no priority claims, shall be senior to or pari passu with, the Post-Petition Obligations Superpriority Claims.

                                 Bank Accounts

     11. The Debtors are directed to immediately implement the bank account and accounts collection arrangement specified in the Post-Petition Loan Agreement or any Account Control Agreement satisfactory to the Required Lenders and to instruct all account debtors and other parties now or hereafter obligated to direct payments as provided in the Post-Petition Loan Agreement and/or such Account Control Agreement.

                        Payments Free and Clear of Liens

     12. Any and all payments or proceeds remitted, or deemed to be remitted, to the Agents pursuant to this Order or the Post-Petition Loan Documents shall be received, or deemed received, by the Agents for their own benefit and the benefit of the Lenders free and clear of any claim, charge, assessment or other liability including, without limitation, any such claim or charge arising out of or based on, directly or indirectly, Sections 506(c) or 552(b) of the Bankruptcy Code, all of which are hereby waived by the Debtors.

                    Automatic Perfection/Financing Documents

     13. Without the necessity of the filing of financing statements, mortgages or other documents, this Order shall be sufficient evidence of the Agents' and the Lenders' perfected liens on and security interests in all Collateral as described herein to secure the Obligations. Notwithstanding the foregoing, each Debtor and its officers or agents on its behalf is authorized and directed, if so requested by the Agents or any Lender, to execute such documents including, without limitation, pledges, mortgages, deeds of trust and Uniform Commercial Code financing statements and to pay all costs and expenses as may be reasonably required to provide further evidence of the perfection of the Agents' and the Lenders' liens on the Collateral as provided herein. The stay imposed by Section 362(a) of the Bankruptcy Code is hereby lifted to allow the filing and recording of a certified copy of this Order or any such financing statements, notices of lien, mortgages, deeds of trust or similar instruments, and all such documents shall be deemed to have been filed or recorded coincident with the execution of this Order. Furthermore, the stay imposed by Section 362(a) of the Bankruptcy Code is hereby lifted, to the extent applicable, to permit the application of any funds in the Interest Escrow Account (or any funds transferred therefrom to the Administrative Agent) to the Obligations and/or the Pre-Petition Indebtedness.

     14. The Agents and the Lenders may, in their discretion, file a photostatic copy of this Order as a financing statement in any jurisdiction, and in such event, the subject filing or recording officer is authorized and directed to file or record such copy of this Order.

                                 The Carve-Out

     15. On or after the date that the Obligations become due and payable (whether at maturity, by acceleration or otherwise), the Super-priority Claims granted to the Agents and the Lenders pursuant to the Post-Petition Loan Agreement, this Order and the Security Documents shall be subject to a carve-out for (i) the payment of any unpaid budgeted fees and disbursements (as set forth in the Initial Budget and Forecast) incurred by the professionals retained by the Debtors appointed in the Chapter 11 Cases pursuant to Sections 327(a) of the Bankruptcy Code (after the prior application by such professionals of all pre-Petition Date retainers) through the date that the Obligations become due and payable (whether at maturity, by acceleration or otherwise) that eventually become allowed by order of the Bankruptcy Court under Section 330 or 331 of the Bankruptcy Code, plus $250,000 and (ii) the payment of unpaid fees payable to the Clerk of the Bankruptcy Court or to the United States Trustee pursuant to 28 U.S.C. Section 1930 (collectively, the "Carve-Out"). At no time shall the Carve-Out or any Collateral or the proceeds thereof be available for, or be used for payment of, any professional fees or disbursements incurred by any party in connection with (i) the investigation or assertion of, or asserting any claims or causes of action against the Agents or any Lender (including, without limitation, formal discovery proceedings in anticipation thereof) or (ii) the investigation or challenging of, the extent, validity, perfection or priority of any claim or Lien granted to the Agents or any Lender pursuant to this Order, the Final Order, the Post-Petition Loan Agreement, the Original Credit Agreement or any other Original Credit Document or the amount of any such claim (and including, without limitation, formal discovery proceedings in anticipation of such a challenge). The subordination of the Agents' and the Lenders' super-priority claims pursuant to the Carve-Out shall not extend to, and neither the Carve-Out nor any portion of the Collateral shall at any time be used to pay any fees or expenses of, any claimant who asserts a claim against the Agents or any Lender or the Collateral under Section 506(c) of the Bankruptcy Code or otherwise for payment of any administrative expenses in excess of the Carve-Out. Neither the Carve-Out nor any Collateral shall be available to any party other than those specifically authorized herein or in the Post-Petition Loan Agreement to receive payment therefrom. Neither the Carve-Out nor any Collateral shall be available to pay any Chapter 11 trustee appointed in any of the Chapter 11 Cases or any Chapter 7 trustee appointed in any successor case, or to pay the fees and expenses of any professionals retained by any such Chapter 11 or Chapter 7 trustee. The Initial Budget and Forecast shall not be construed as authorization or consent by the Lenders for any third party or creditor or any direct or indirect incidental beneficiary to receive payment of professional fees or other amounts from the Debtors' estates other than in accordance with, and subject to the terms of, the Carve-Out, this Order, the Final Order and the Post-Petition Loan Agreement. Notwithstanding anything to the contrary contained in the Post-Petition Loan Agreement, prior to the date that the Obligations become due and payable (whether at maturity, by acceleration or otherwise), the Collateral may be used to pay the budgeted fees and expenses (as set forth in the Initial Budget and Forecast) incurred by the professionals retained by the Debtors in the Chapter 11 cases pursuant to section 327(a) of the Bankruptcy Code, to the extent such fees and expenses are approved by this Court and after prior application by such professionals of all pre-Petition Date retainers, and such payments shall not reduce the

Carve-Out. Notwithstanding anything to the contrary contained in the Post-Petition Loan Documents, the Agents and the Lenders reserve all rights to object to the professional fees and expenses sought from the Debtors' estates even if such fees comply with the terms of the Initial Budget and Forecast in effect at the time compensation for such fees and expenses is sought. Furthermore, notwithstanding anything to the contrary contained in the Post-Petition Loan Agreement, at all times, the Collateral shall be available to pay all fees and expenses incurred by any professionals retained by the Agents or any Lender. In addition, from the pre-petition retainer paid to the firm of Stutman, Triester, & Glatt, $10,000 shall be reserved for payment of allowed fees incurred by professionals (through December 5, 2000) employed by the first committee of unsecured creditors appointed pursuant to 11 U.S.C. Section 1102(a), upon approval of such fees by the Court.

                              Budget and Forecast

     16. The Post-Petition Financing and the Cash Collateral shall be used by the Debtors through and including July 31, 2001, for the purposes and in the amounts set forth in the Interim Initial Budget and Forecast entered into evidence at the Interim Hearing and annexed as Exhibit "B" hereto, or in the Final Initial Budget and Forecast (in each case, subject to the permitted variances), for operating and working capital purposes, and for any other expenses approved by the Court and the Required Lenders in accordance with the terms and conditions of this Order and the Post-Petition Loan Documents.

     17. So long as the Debtors shall have the right to use the Post-Petition Financing and the Cash Collateral pursuant to this Order, the Debtors may expend funds in accordance with the Initial Budget and Forecast and in accordance with all other provisions of this Order and the Post-Petition Credit Agreement (including, inter alia, Sections 1.01(v) and 8.04(j) thereof).

                              Fair and Reasonable

     18. Based upon the terms of this Order and the Agents' and the Lenders' consent thereto, the payments, liens, security interests, superpriority claims and other protections provided in this Order are fair and reasonable to protect the interests of the Agents and the Lenders. Notwithstanding any other provision hereof, the grant of adequate protection and the liens and security interests granted to the Agents and the Lenders pursuant hereto is without prejudice to the right of the Agents and the Lenders to seek modification of such grants so as to provide different or additional adequate protection, liens, security interests, superpriority claims and other protections.

                                   Good Faith

     19. The Post-Petition Financing and the proposed use of the Cash Collateral has been negotiated in good faith and at arms' length between the Debtors, the Lenders and the Agents with all parties represented by counsel, and any credit extended and loans made to the Debtors pursuant to the Post-Petition Loan Documents and/or this Order shall be deemed to have been extended or made, as the case may be, in good faith as required by, and within the meaning of, Section 364(e) of the Bankruptcy Code, and the liens and priorities granted to the Lenders and the Agents pursuant to this Order and the Post-Petition Loan Documents shall be entitled to the protections of Section 364(e) of the Bankruptcy Code.

                                  Asset Sales

     20. Nothing in this Order shall be construed as or deemed to constitute the consent of any Agent or any Lender to the use, sale or lease of any assets of the Debtors or their estates outside the ordinary course of the Debtors' business. Except for transactions in the ordinary course of its business or except as otherwise expressly permitted in the Post-Petition Loan Agreement, no Debtor shall sell, transfer, lease, encumber or otherwise dispose of any of the property of its estate without the approval of this Court and the prior written consent of the Required Lenders, and no such consent shall ever be implied from any other action, inaction or acquiescence by the Administrative Agent or any Lender.

     21. On the Business Day following the date of receipt by the Debtors of the Net Sale Proceeds from any Asset Sale, (x) an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied (i) first, to prepay any outstanding Revolving Loans (and to the extent so applied, the Total Revolving Loan Commitment shall be reduced dollar-for-dollar) and (ii) second to the extent the Net Sale Proceeds exceed the aggregate Revolving Loans outstanding on the date of the Asset Sale, such excess shall be applied to prepay outstanding Pre-Petition Obligations (but the Total Revolving Loan Commitment shall not be reduced in connection with such payment of the Pre-Petition Obligations) and (y) the Debtors will deliver an Updated Budget and Forecast at such time.

                               Termination Events

     22. As long as any portion of the Obligations, the Pre-Petition Indebtedness or the Post-Petition Indebtedness remains unpaid or any Post-Petition Loan Documents remain in effect, it shall constitute a "Termination Event" if, except as expressly permitted in the Post-Petition Loan Documents or with the express written consent of the Required Lenders, which consent shall not be implied, an Event of Default shall have occurred and is continuing under the Post-Petition Loan Documents.

                                    Remedies

     23. Upon the occurrence of any Termination Event, and at all times thereafter, the Debtors' right to use the Cash Collateral will automatically terminate, and the Agents and the Lenders may, in their absolute and sole discretion and option, exercise all rights and remedies and take all or any of the following actions: (a) terminate all further advances or financial accommodations hereunder and/or under the Post-Petition Loan Documents; (b) declare the principal of and accrued interest on the Loans, together with all fees and other liabilities constituting the Obligations, to be immediately due and payable; (c) set off or seize and apply to the Obligations, the Pre-Petition Indebtedness and/or the Post-Petition Indebtedness amounts contained in any account maintained with or under the control of the Agents and/or the Lenders; and/or (d) take any other action or exercise any other right or remedy permitted to the Agents and/or the Lenders under the Post-Petition Loan Documents, this Order, the other Credit Documents or by applicable law, subject to the Carve-Out to the extent applicable. The Debtors shall immediately repay in full in cash all the Obligations, the Pre-Petition Indebtedness and the Post-Indebtedness which become due and payable upon the expiration of this Order (whether by acceleration, upon a Termination Event or otherwise). If the Obligations, the Pre-Petition Indebtedness and/or the Post-Petition Indebtedness are not repaid in cash on the date that the Obligations, the Pre-Petition Indebtedness and/or the Post-Petition Indebtedness become due and payable (whether by maturity, acceleration, upon a Termination Event or otherwise), the Agent and the Lenders may immediately exercise their rights and remedies specified in clauses (a) and
(b) of this paragraph, and upon application to the Court, which may be obtained upon three (3) Business Days written notice to the Debtors, the Office of the United States Trustee and counsel to any official committee or committees appointed in the Chapter 11 Cases, and subject to compliance with applicable Gaming Laws, exercise their rights and remedies specified in clauses (c) and (d) of this paragraph. The Debtors are directed to fully cooperate with the Agent and the Lenders in the exercise by the Agent and the Lenders of their rights and remedies specified in this paragraph, and if requested by the Agent or the Lenders, the Debtors shall commence an orderly liquidation of their assets and properties (or any portion thereof so requested by the Agent or the Lenders) in order to generate proceeds sufficient to repay in full in cash all the Obligations, the Pre-Petition Indebtedness and the Post-Petition Indebtedness and to undertake and perform all other actions reasonably necessary, or reasonably requested by the Agent and/or the Lenders, to implement such orderly liquidation in a commercially reasonable manner, in each case without further order of or application to this Court or further modification of the automatic stay pursuant to Section 362 of the Bankruptcy Code (except as provided above). Additionally, at the sole discretion of the Lenders and in addition to the other remedies granted to the Agents and the Lenders pursuant to the paragraph, the Agent and the Lenders shall have the right (i) to conduct, in this Court, pursuant to Section 363 of the Bankruptcy Code and without further order of the Court, a private sale or public auction of the Collateral, with the terms of any public auction to be substantially consistent with terms employed in auction sales or gaming/hotel properties in other bankruptcy cases in the District of Nevada and/or (ii) without further order of the Court, seek appointment of a supervisor pursuant to Nevada Revised Statutes Section 463(b) and/or the appointment of a receiver, to secure, operate and/or sell the Collateral for the benefit of the Lenders. From and after the occurrence of any Termination Event interest shall accrue on all Post-Petition Obligations, and on any accrued and unpaid interest under the Pre-Petition Loan Documents, at the default rate set forth in the Post-Petition Loan Agreement. Notwithstanding the foregoing, the Pre-Petition Agents and the Pre-Petition Lenders shall not, prior to the entry of the Final Order, be authorized to exercise any of the remedies specified in clauses (c) and (d) of this paragraph, without further order of the Court.

          24. All Collateral sold or otherwise disposed of by the Agents and/or the Lenders pursuant to the terms of this Order may be sold or otherwise disposed of free and clear of any interests in such property (with such interests to attach to the proceeds of any such sale or other disposition) pursuant to Sections 363(b)(1) and 363(f) of the Bankruptcy Code.

          25. Neither the Agents nor the Lenders shall have any duty to marshal assets or to be bound by any other doctrine which could prohibit or restrict the ability of the Agents and/or the Lenders in choosing to foreclose or realize upon any portion of the Collateral, provided, that the Agents and the Lenders shall be obligated to apply the proceeds of any realization by the Lenders from such foreclosure in the manner set forth in paragraph 27 below.

          26. The right of the Agents and the Lenders to exercise all of their remedies in accordance with the provisions of this Order without delay is an integral and fundamental part of the Revolving Lenders' consent to provide the Post-Petition Financing and the Pre-Petition Agents' and the Pre-Petition Lenders' consent to the Debtors' use of the Cash Collateral, which consent has been given in reliance upon such right.

          27. The proceeds of any Collateral obtained as a result of any exercise of remedies pursuant to the terms of this Order and/or the Post-Petition Loan Documents shall be applied in the sole discretion of the Agents and the Lenders, including, without limitation, as follows:

          (i) first, to the payment of any and all expenses and fees (including, without limitation, attorneys' fees and expenses) incurred by the Agents and the Lenders in obtaining, taking possession of, removing, insuring, repairing, storing and disposing of such assets, as well as all other costs and expenses payable pursuant to this Order;

          (ii) second, to the extent proceeds remain after the payment pursuant to preceding clause (i), if such assets are encumbered by a Senior Lien and such Senior Lien was not primed by the Post-Petition Financing Liens, and such assets have not been sold subject to such Senior Lien, an amount equal to the outstanding obligations owing to the holder of such Senior Lien which are secured thereby shall be paid into an escrow fund and held by an escrow agent satisfactory to such holder as substitute collateral for such obligations, and/or be paid directly to such holders, as the Court may deem appropriate in the circumstances;

          (iii) third, to the extent proceeds remain after the payment pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Post-Petition Obligations owing to the Administrative Agent and/or the Revolving Lenders shall be paid to the Administrative Agent, for the ratable benefit of the Revolving Lenders, for application to such Post-Petition Obligations;

          (iv) fourth, to the extent proceeds remain after the payment pursuant to preceding clauses (i), (ii) and (iii), an amount equal to the outstanding Pre-Petition Obligations owing to the Pre-Petition Agents and/or the Pre-Petition Lenders shall be paid to the Pre-Petition Agents, for the ratable benefit of the Pre-Petition Lenders, for application to such Pre-Petition Obligations;

          (v) fifth, to the extent proceeds remain after the payment pursuant to preceding clauses (i), (ii), (iii), and (iv) any surplus then remaining shall be paid as ordered by the Court.

          28. Each Debtor is hereby irrevocably deemed to waive all of its rights to question or oppose the Agents' and the Lenders' exercise of their rights and remedies permitted in this Order or in the Post-Petition Loan Documents or under applicable law upon the occurrence of a Termination Event, other than its right to seek a determination of this Court or other court of competent jurisdiction that neither Debtor is in default under the terms of this Order or the Post-Petition Loan Documents, or that any default has been cured. In connection with any proceeding before this Court or other court of competent jurisdiction seeking a determination that neither Debtor is in default under the terms of this Order or the Post-Petition Loan Documents, or that any default has been cured, no Debtor shall seek relief under Section 105 of the Bankruptcy Code, Bankruptcy Rule 7065, or Rule 60(b) of the Federal Rules of Civil Procedure (as applied pursuant to Bankruptcy Rule 9024), or request in any way that the general equitable powers of this Court or any other court be invoked to enjoin the Agents and/or the Lenders in pursuit of their rights and remedies under this Order, the Post-Petition Loan Documents, the Bankruptcy Code, and/or applicable non-bankruptcy law, provided, however, that the Debtors may seek to enjoin the Agents or the Lenders from exercising their rights and remedies for such time as is necessary (but in no event to exceed ten (10) days from the date that the Debtors receive written notice from the Agent or the Lenders as provided in paragraph 23 hereof) for this Court or other court of competent jurisdiction to make a determination as to whether either Debtor is in default of this Order or the Post-Petition Loan Documents, or that any such default was timely cured.

                                    Survival

     29. The provisions of this Order and any actions taken pursuant hereto shall survive entry of any order (a) confirming any plan of reorganization in either of the Chapter 11 Cases (and the Obligations, the Pre-Petition Indebtedness and the Post-Petition Indebtedness shall not be discharged by the entry of any such order or pursuant to Section 1141 of the Bankruptcy Code, the Debtors having hereby waived such discharge), (b) converting either of the Chapter 11 Cases to a Chapter 7 case, or (c) dismissing either of the Chapter 11 Cases or pursuant to which this Court abstains from hearing either of the Chapter 11 Cases, and the terms and provisions of this Order and the Agents' and the Lenders' claims, liens and security interests granted pursuant to this Order, the Pre-Petition Loan Documents and the Post-Petition Loan Documents shall continue in full force and effect notwithstanding the entry of any such order, and the Agents' and the Lenders' liens, security interests and claims shall maintain their priority as provided by this Order and the Post-Petition Loan Documents until all of the Obligations, the Pre-Petition Indebtedness and the Post-Petition Loan Documents until all of the Obligations, the Pre-Petition Indebtedness and the Post-Petition Indebtedness are indefeasibly paid in full in cash.

This Court shall refrain from entering any order dismissing any of the Chapter 11 Cases for so long as any of the Post-Petition Obligations remain outstanding.

                             Limitation on Actions

          30. Upon entry of a Final Order, any party in interest (other than the Debtors, who have expressly waived their rights to do so upon entry of the Final Order as provided herein), including any statutory committee of unsecured creditors, may commence any adversary proceeding or contested matter challenging the validity, enforceability or priority of the Pre-Petition Obligations or the Pre-Petition Indebtedness or, to the extent they secure the Pre-Petition Obligations or the Pre-Petition Indebtedness, the Pre-Petition Agents' and the Revolving Lenders' liens on or security interests in the Pre-Petition Collateral, or otherwise assert any claim or cause of action against the Pre-Petition Agents and the Pre-Petition Lenders, no later than the date that is sixty (60) days after the Petition Date. If no such adversary proceeding or contested matter is properly commenced as of such date, the Pre-Petition Obligations and the Pre-Petition Indebtedness shall constitute allowed claims, not subject to subordination, for all purposes in the Chapter 11 Cases, and the Pre-Petition Agents' and the Pre-Petition Lenders' liens on and security interests in the Pre-Petition Collateral shall be deemed legal, valid, binding, perfected, enforceable and otherwise unavoidable, and the Pre-Petition Obligations and the Pre-Petition Indebtedness and the Pre-Petition Agents' and the Pre-Petition Lenders' liens on and security interests in the Pre-Petition Collateral shall not be subject to any other or further challenge by any party in interest.

                             Preservation of Rights

          31. Except as otherwise specifically provided herein, execution of this Order, the grant of adequate protection hereunder and the terms and provisions hereof shall be without prejudice to any and all rights, remedies, claims and causes of action which the Agents and/or any Lender may have against either Debtor or any third parties, including, without limitation, SCA and/or SCRE, and without prejudice to the right of the Agents and/or any Lender to seek relief from the automatic stay in effect pursuant to Section 362 of the Bankruptcy Code, or any other relief under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, the right of the Agents and/or the Lenders to (i) request additional adequate protection of their interests in the Pre-Petition Collateral (including, without limitation, the Cash Collateral) or relief from or modification of the automatic stay under Section 362 of the Bankruptcy Code,
(ii) request conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, and/or (iii) propose, subject to the provisions of Section 1121 of the Bankruptcy Code, a Chapter 11 plan or plans.

     32. Upon execution of this Order by this Court, the provisions hereof shall be immediately binding upon and inure to the benefit of the Agents, the Lenders, the Debtors, and their respective successors and assigns, including any trustee or other fiduciary hereafter appointed in the Chapter 11 Cases or in any superseding Chapter 7 case as a legal representative of the Debtors or the Debtors' estates.

                               Costs and Expenses

     33. As additional adequate protection hereunder, the Administrative Agent may pay all legal and other professional fees and expenses incurred by the Administrative Agent, the Revolving Lenders, the Pre-Petition Agents and the Pre-Petition Lenders upon the submission by such professionals of a written invoice to the Administrative Agent, and without the need of fee applications or other submissions to the Bankruptcy Court or otherwise, and all such payments shall constitute Borrowings under the Revolving Loans. Such payments shall include, inter, alia, all costs and expenses incurred both before and after the Petition Date, in connection with (i) the Agents' and the Lenders' claims and liens, and
(ii) actions to preserve, protect and/or enforce their rights and remedies under, and to administer, the Original Credit Agreement, the Original Credit Documents, the Post-Petition Loan Agreement and/or the other Post-Petition Loan Documents, including, without limitation, counsel fees and disbursements, filing fees, audit expenses, field examination expenses and fees and disbursements of accountants and financial advisors. However, all such fees and expenses shall remain subject to a determination of the Bankruptcy Court for reasonableness and necessity at the request of a party in interest.

     34. The Administrative Agent accompanied by any Revolving Lender which so elects, may at all reasonable times and upon reasonable notice (and at any time when a Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Debtor's records, files, and books of account and the Collateral, and discuss each Debtor's affairs with such Debtor's officers, management and internal and external auditors and accountants. Each Debtor will deliver to the Administrative Agent any instrument necessary for the Administrative Agent to obtain records from any service bureau maintaining records for such Debtor. The Administrative Agent may, without expense to the Administrative Agent, and (unless an Event of Default exists), without disrupting the Debtor's business, use such of each Debtor's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Administrative Agent's Liens. The Administrative Agent shall have the right, at any time, in the Administrative Agent's name or in the name of a nominee of the Administrative Agent, to verify the validity, amount or any other matter relating to the Receivables or other Collateral, by mail, telephone, or otherwise. Each Debtor shall timely file and serve upon the Administrative Agent, the Revolving Lenders and their respective counsel all pleadings and other documents filed by, or served upon, such Debtor in such Debtor's Chapter 11 Case, including the financial reports required by the United States Trustee's office, and shall continue to supply such reports as are required under the Post-Petition Loan Documents or are requested by the Administrative Agent, the Revolving Lenders and their respective counsel.

     35. The Debtors (and to the extent applicable, their advisors and professionals) shall provide the Agents and counsel to the Lenders with copies of all non-privileged consultants' reports, appraisals, business plans, and similar documents as they become available to the Debtors, including, without limitation, any and all audits and other reports prepared by the Debtors' accountants and any materials prepared by any of their advisors and/or professionals to the extent required under the Post-Petition Loan Agreement. The Debtors shall provide the Agents and counsel to the Lenders with a description of all documents withheld as privileged and shall give the basis for such assertion of privilege.

                        Debtors Must Maintain Insurance

     36. The Debtors shall deliver to the Administrative Agent evidence satisfactory to the Required Lenders that, to the extent available, all material tangible Pre-Petition Collateral and Post-Petition Collateral is adequately insured under insurance policies acceptable to the Required Lenders under which the Administrative Agents named as loss payee.

                         Debtors Must Maintain Property

     37. The Debtors will ensure that, in accordance with the Initial Budget and Forecast, the Pre-Petition Collateral and the Post-Petition Collateral in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                         No Third-Party Beneficiaries


     38. No rights are intended to be created hereunder for the benefit of any third party or creditor or any direct or indirect incidental beneficiary except as specifically provided herein.

                               No Lender Control

     39. Neither the Lenders or the Agents shall be deemed in control of the Debtors by reason of the rights provided hereunder the Post-Petition Loan Documents or the Pre-Petition Loan Documents, or their exercise of such rights.

                                  No Surcharge

     40. No party in interest in these Chapter 11 Cases shall be entitled to assert a claim under Section 506(c) of the Bankruptcy Code for any costs and expenses incurred in connection with the preservation, protection, disposition or enhancement of, or realization by any party in interest on, the Collateral with respect to this current advance.

                                 Effectiveness

     41. Except as otherwise provided in this Order, this Order shall constitute finding of fact and conclusions of law and shall take effect and be fully enforceable immediately upon execution by this Court. Except as otherwise provided herein, the terms of this Order shall be valid and binding upon the Debtors, all creditors of the Debtors, any statutory committee appointed in these cases, all other parties in interest, and any trustee or other fiduciary hereafter appointed in the Chapter 11 Cases or in any superseding Chapter 7 case as a legal representative of the Debtor or the Debtors' estates from and after the execution of this Order by this Court.

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
                       Waiver, Modification and Amendment

     42. No waiver, modification, or amendment of any of the provisions hereof shall be effective unless set forth in writing (at the direction of the Required Lenders) and approved by this Court.

                    No Payments to Holder of Guarantor Notes

     43. Except as otherwise provided for in the Post-Petition Loan Documents, no payments shall be made hereunder to SCA or any other holder of the Guarantor Note or any other Affiliate of SCA or the Debtors. The Post-Petition Obligations constitute "Senior Indebtedness" as defined in the Indenture and "Senior Debt" as defined in the Guarantor Note. The Pre-Petition Obligations shall also continue to constitute "Senior Indebtedness" as defined in the Indenture and "Senior Debt" as defined in the Guarantor Note. Nothing contained herein shall affect the obligations of the holders of the Subordinated Notes or the holders of the Guarantor Note in respect of the subordination provisions in the Indenture and the Guarantor Note.

                              Effect of Transfers

     44. Sales and transfers authorized pursuant to the Post-Petition Loan Documents and/or this Order shall, pursuant to Section 1146(c) of the Bankruptcy Code, be exempt from any law imposing a stamp tax or similar tax on such sales or transfers.

                                     Notice

     45. Nothing contained herein shall affect the rights of any party in interest (other than the Debtors or any party on behalf of the Debtors) to ask the Court to modify the terms of this Order at the Final Hearing; provided, however, the Revolving Lenders' consent to provide the Post-Petition Financing and the Pre-Petition Lenders' consent to the use of Cash Collateral is limited to the terms provided in this Order.


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
     46. The Debtors shall, within three (3) business days following entry of this Order, mail copies of a notice of the approval of this Order, together with a copy of this Order, to the United States Trustee, counsel to the SCRE DIP Loan Lender, counsel to the Lenders, counsel to SCA, counsel to the Agents, counsel to the Sub Debt, the holders of the Senior Liens, all parties who appeared or otherwise responded to the relief requested herein, any other party which has filed a request for notices with this Court and served such notice upon the Debtors' counsel, and counsel for any official committee of unsecured creditors appointed in these Chapter 11 Cases pursuant to the Bankruptcy Code (or barring timely appointment of such committee, to the entities listed on each Debtor's list of its twenty (20) largest non-insider unsecured creditors on a consolidated basis). The notice of approval of this Order shall state that any party in interest objecting to this Order as a final order shall file written objections with the United States Bankruptcy Court for the District of Nevada no later than December 1, 2000 prior to the date set for the Final Hearing on this matter, which objections shall be served so that the same are received on or before 4:00 p.m. (p.s.t.) of such date by: (a) co-counsel to the Debtors, Stutman, Treister & Glatt, 3695 Wilshire Boulevard, Suite 900, Los Angeles, California 90010-2766. Attention: Frank Merola, Esq. and Lionel, Sawyer & Collins, 300 South Fourth Street, Suite 1700, Las Vegas, Nevada 89101,
Attention: Laurel E. Davis, Esq.; (b) co-counsel to the Lenders, White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Howard S. Beltzer, Esq. and Shea & Carlyon, Ltd., 233 South Fourth Street, Suite 200, Las Vegas, Nevada 89101, Attention: Candace, C. Carlyon, Esq., (c) counsel to the Administrative Agent, Pryor, Cashman, Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, Attention: Carole Neville, Esq., and (d) the Office of the United States Trustee for the District of Nevada.

          47. If no written objection is timely served and filed, a final hearing shall be deemed to have occurred and this Order shall be deemed to be a final order on December 5, 2000, and this Order shall continue on a final basis and remain in full force and effect and constitute final authority for the Debtors' to obtain the Post-Petition Financing and use the Case Collateral through and including July 31, 2001, and any objection by any party in interest to the terms of this Order and the relief provided herein shall be deemed forever waived. If a timely objection is served and filed, a final hearing to consider the entry of this Order on a final basis will be held on December 5, 2000 at 9:15 a.m.

Dated: November 22, 2000


                                   /s/ [SIGNATURE ILLEGIBLE]
                                   --------------------------------
                                   UNITED STATES BANKRUPTCY JUDGE









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